UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 5, 2003

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

202 South Wheeler Street
Plant City, Florida 33566
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Item 4. Changes in Registrant’s Certifying Accountant

a.	On September 5, 2003, Ernst & Young LLP (“Ernst & Young”) resigned as UTEK Corporation’s (“UTEK”) independent certified public accountants effective immediately.

b.	As of September 8, 2003, UTEK’s Audit Committee has not retained a new independent public accounting firm. UTEK’s Audit Committee is actively considering proposals from numerous independent public accounting firms to serve as UTEK’s new independent certified public accountants. Promptly following the Audit Committee’s engagement of a new independent public accounting firm, UTEK will file a current report on Form 8-K to report such engagement.

c.	In connection with its audits for the two most recent fiscal years and through September 5, 2003, (1) there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference thereto in their report on the financial statements for the two most recent fiscal years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

d.	The reports of Ernst & Young on the consolidated financial statements of UTEK for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

e.	UTEK has requested that Ernst & Young furnish a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements. A copy of such letter to the Securities and Exchange Commission, dated September 8, 2003, is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated September 8, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2003	UTEK CORPORATION

	By:	/s/ Carole R. Wright Carole R. Wright Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated September 8, 2003

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